Exhibit 99.1
Ichor Holdings, Ltd. Announces Second Quarter 2023 Financial Results
FREMONT, Calif., August 8, 2023–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced second quarter 2023 financial results.
Second quarter 2023 highlights:
•Revenues of $185 million, above the mid-point of our guidance range communicated in May;
•Gross margin of 13.9% on a GAAP basis and 14.5% on a non‑GAAP basis;
•Earnings per share of $(0.71) on a GAAP basis and $0.02 on a non-GAAP basis; and
•$27 million of cash flow from operations.
"We are pleased to report that Ichor's second quarter results were at the upper end of our expectations, and with our current visibility, we continue to expect modest improvements in demand as we progress through the second half of the year," commented Jeff Andreson, chief executive officer. "While we continue to witness frequent variations in customer forecasts, which provided both accelerations of demand into the second quarter as well as certain areas of incremental strength offsetting other softening segments within our forecast, our full year expectations are fairly consistent with what we discussed a quarter ago. Ichor continues to be focused on supporting our customer requirements while maintaining critical R&D investments to enable our technology roadmap, and we look forward to continuing our focus on developing proprietary new products and winning evaluation programs that will help drive revenue outperformance and strong operating leverage when the demand environment inevitably improves."

	Q2 2023	Q1 2023	Q2 2022
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$185,008	$225,870	$329,560
Gross margin	13.9%	14.7%	16.8%
Operating margin	(1.6)%	2.1%	7.5%
Net income (loss)	$(20,656)	$(5)	$21,537
Diluted EPS	$(0.71)	$0.00	$0.74

	Q2 2023	Q1 2023	Q2 2022
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	14.5%	15.5%	17.0%
Operating margin	2.9%	6.1%	10.0%
Net income	$707	$11,128	$28,326
Diluted EPS	$0.02	$0.38	$0.98

U.S. GAAP Financial Results Overview
For the second quarter of 2023, revenue was $185.0 million, net loss was $(20.7) million, and net loss per basic and diluted share (“diluted EPS”) was $(0.71). This compares to revenue of $225.9 million and $329.6 million, net income of $0.0 million and $21.5 million, and diluted EPS of $0.00 and $0.74, for the first quarter of 2023 and second quarter of 2022, respectively.
During the second quarter of 2023, we recorded a valuation allowance against our U.S. federal and state deferred tax assets, resulting in a $11.1 million charge to income tax expense.

Non-GAAP Financial Results Overview
For the second quarter of 2023, non-GAAP net income was $0.7 million and non-GAAP diluted EPS was $0.02. This compares to non-GAAP net income of $11.1 million and $28.3 million, and non-GAAP diluted EPS of $0.38 and $0.98, for the first quarter of 2023 and second quarter of 2022, respectively.

Third Quarter 2023 Financial Outlook
For the third quarter of 2023, we expect revenue to be in the range of $185.0 million to $200.0 million. We expect GAAP diluted EPS to be in the range of $(0.32) to $(0.20) and non-GAAP diluted EPS to be in the range of $0.01 to $0.13.
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $3.6 million and share-based compensation expense of approximately $4.7 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the second quarter of 2023 with cash and cash equivalents of $84.6 million, an increase of $15.8 million from the prior quarter and a decrease of $1.9 million from the prior year ended December 30, 2022. The increase of $15.8 million during the second quarter was primarily due to net cash provided by operating activities of $26.9 million, partially offset by net payments on our credit facilities of $6.9 million and capital expenditures of $4.0 million. The decrease during the six months ended June 30, 2023 was primarily due to capital expenditures of $10.8 million and net payments on our credit facilities of $8.8 million, partially offset by net cash provided by operating activities of $16.1 million.
Our cash provided by operating activities of $16.1 million during the six months ended June 30, 2023 consisted of net loss of $20.7 million, net non-cash charges of $35.3 million, consisting primarily of deferred income taxes of $10.0 million, depreciation and amortization of $17.1 million, and share-based compensation expense of $7.9 million, and a decrease in our net operating assets and liabilities of $1.4 million. Deferred taxes consists primarily of an $11.1 million charge related to a valuation allowance recorded against our U.S. federal and state deferred tax assets in the second quarter of 2023.
The decrease in our net operating assets and liabilities of $1.4 million during six months ended June 30, 2023 was primarily due to a decrease in accounts receivable and inventories of $40.6 million and $17.5 million, respectively, partially offset by a decrease in accounts payable and other liabilities of $45.0 million and $11.6 million, respectively.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income, non‑GAAP diluted EPS, and free cash flow. Management uses certain non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income, or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including acquisition-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income, and net income, respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.
Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our second quarter 2023 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://webcast-eqs.com/ichorholdings08082023. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13739991. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.
We use a 52- or 53-week fiscal year ending on the last Friday in December. Our fiscal years ended December 29, 2023 and December 30, 2022 each are 52 weeks. References to 2023 and 2022 relate to the fiscal years then ended. The three-month periods ended June 30, 2023, March 31, 2023, and July 1, 2022 each were 13 weeks. References to the second quarter of 2023, first quarter of 2023, and second quarter of 2022 relate to the three-month periods then ended.

Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," “may,” “will,” "projects," "plans," “predicts,” "believes," “could,” "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.
Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our third fiscal quarter of 2023 and the outlook beyond the second quarter, statements regarding the impacts of current macroeconomic conditions, U.S. export restrictions on semiconductor-related goods and services, materials or component shortages from suppliers, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) geopolitical, economic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, challenges in the supply chain and any disruptions in European economies as a result of the conflict in Ukraine, (2) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (3) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (4) negotiating leverage held by our customers, (5) competitiveness and rapid evolution of the industries in which we participate, (6) risks associated with weakness in the global economy and geopolitical instability, (7) keeping pace with developments in the industries we serve and with technological innovation generally, (8) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (9) managing our manufacturing and procurement process effectively, (10) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (11) dependence on a limited number of suppliers, and (12) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 30, 2022 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Larry Sparks, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	June 30, 2023	March 31, 2023	December 30, 2022	July 1, 2022
Assets
Current assets:
Cash and cash equivalents	$84,608	$68,837	$86,470	$46,064
Accounts receivable, net	95,760	122,693	136,321	158,403
Inventories	266,190	271,538	283,660	290,327
Prepaid expenses and other current assets	5,507	6,530	7,007	5,699
Total current assets	452,065	469,598	513,458	500,493
Property and equipment, net	98,914	101,481	98,055	91,603
Operating lease right-of-use assets	39,184	40,609	40,557	35,649
Other noncurrent assets	12,422	12,660	12,926	12,887
Deferred tax assets, net	1,273	12,345	11,322	9,247
Intangible assets, net	64,096	68,056	72,022	79,923
Goodwill	335,402	335,402	335,402	335,902
Total assets	$1,003,356	$1,040,151	$1,083,742	$1,065,704
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$63,868	$68,030	$110,165	$147,650
Accrued liabilities	16,753	21,417	23,616	21,652
Other current liabilities	8,783	11,821	15,815	14,162
Current portion of long-term debt	7,500	7,500	7,500	7,500
Current portion of lease liabilities	9,500	9,457	9,196	7,956
Total current liabilities	106,404	118,225	166,292	198,920
Long-term debt, less current portion, net	284,701	291,459	293,218	296,736
Lease liabilities, less current portion	30,570	31,988	31,828	28,063
Deferred tax liabilities, net	29	29	29	38
Other non-current liabilities	4,349	4,986	4,879	4,623
Total liabilities	426,053	446,687	496,246	528,380
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 29,241,561, 29,034,946, 28,861,949, and 28,735,728 shares outstanding, respectively; 33,679,000, 33,472,385, 33,299,388, and 33,173,167 shares issued, respectively)	3	3	3	3
Additional paid in capital	441,883	437,388	431,415	424,471
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)	(91,578)
Retained earnings	226,995	247,651	247,656	204,428
Total shareholders’ equity	577,303	593,464	587,496	537,324
Total liabilities and shareholders’ equity	$1,003,356	$1,040,151	$1,083,742	$1,065,704

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net sales	$185,008	$225,870	$329,560	$410,878	$622,706
Cost of sales	159,266	192,630	274,099	351,896	523,313
Gross profit	25,742	33,240	55,461	58,982	99,393
Operating expenses:
Research and development	5,188	4,313	4,907	9,501	9,758
Selling, general, and administrative	19,500	20,167	21,103	39,667	44,370
Amortization of intangible assets	3,960	3,966	4,655	7,926	10,004
Total operating expenses	28,648	28,446	30,665	57,094	64,132
Operating income (loss)	(2,906)	4,794	24,796	1,888	35,261
Interest expense, net	5,030	4,550	2,063	9,580	3,595
Other expense (income), net	100	784	(548)	884	(464)
Income (loss) before income taxes	(8,036)	(540)	23,281	(8,576)	32,130
Income tax expense (benefit)	12,620	(535)	1,744	12,085	2,554
Net income (loss)	$(20,656)	$(5)	$21,537	$(20,661)	$29,576
Net income (loss) per share:
Basic	$(0.71)	$0.00	$0.75	$(0.71)	$1.03
Diluted	$(0.71)	$0.00	$0.74	$(0.71)	$1.02
Shares used to compute net income (loss) per share:
Basic	29,116,413	28,984,878	28,665,930	29,050,645	28,629,280
Diluted	29,116,413	28,984,878	29,042,519	29,050,645	28,948,055

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Cash flows from operating activities:
Net income (loss)	$(20,656)	$(5)	$21,537	$(20,661)	$29,576
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,656	8,489	9,079	17,145	18,394
Share-based compensation	4,277	3,637	3,509	7,914	6,406
Deferred income taxes	11,072	(1,023)	(1,094)	10,049	(1,131)
Amortization of debt issuance costs	117	116	116	233	233
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	26,933	13,628	(4,869)	40,561	(15,413)
Inventories	5,348	12,122	(26,476)	17,470	(54,194)
Prepaid expenses and other assets	3,281	2,705	3,111	5,986	2,461
Accounts payable	(2,029)	(43,018)	5,756	(45,047)	(12,453)
Accrued liabilities	(4,164)	(1,797)	404	(5,961)	2,586
Other liabilities	(5,892)	(5,727)	(1,690)	(11,619)	(3,360)
Net cash provided by (used in) operating activities	26,943	(10,873)	9,383	16,070	(26,895)
Cash flows from investing activities:
Capital expenditures	(4,015)	(6,819)	(10,996)	(10,834)	(14,413)
Net cash used in investing activities	(4,015)	(6,819)	(10,996)	(10,834)	(14,413)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	1,355	2,626	599	3,981	1,967
Employees' taxes paid upon vesting of restricted share units	(1,637)	(692)	(563)	(2,329)	(1,340)
Borrowings on revolving credit facility	—	—	25,000	—	25,000
Repayments on revolving credit facility	(5,000)	—	(10,000)	(5,000)	(10,000)
Repayments on term loan	(1,875)	(1,875)	(1,875)	(3,750)	(3,750)
Net cash provided by (used in) financing activities	(7,157)	59	13,161	(7,098)	11,877
Net increase (decrease) in cash	15,771	(17,633)	11,548	(1,862)	(29,431)
Cash at beginning of period	68,837	86,470	34,516	86,470	75,495
Cash at end of period	$84,608	$68,837	$46,064	$84,608	$46,064
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$5,106	$4,745	$1,900	$9,851	$3,295
Cash paid during the period for taxes, net of refunds	$3,236	$104	$1,393	$3,340	$1,499
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$293	$2,426	$1,306	$293	$1,306
Right-of-use assets obtained in exchange for new operating lease liabilities, including those acquired through acquisitions	$842	$2,261	$3,520	$3,103	$9,587

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	July 1, 2022	June 30, 2023	July 1, 2022
U.S. GAAP gross profit	$25,742	$33,240	$55,461	$58,982	$99,393
Non-GAAP adjustments:
Share-based compensation	1,091	421	451	1,512	1,002
Fair value adjustment to inventory from acquisitions (1)	—	—	—	—	2,492
Other (2)	—	1,287	—	1,287	—
Non-GAAP gross profit	$26,833	$34,948	$55,912	$61,781	$102,887
U.S. GAAP gross margin	13.9%	14.7%	16.8%	14.4%	16.0%
Non-GAAP gross margin	14.5%	15.5%	17.0%	15.0%	16.5%
(1)As part of the purchase price allocation of our acquisition of IMG Companies, LLC (“IMG”) in November 2021, we recorded acquired-inventories at fair value, resulting in a fair value step-up. This amount represents the release of the step-up to cost of sales as acquired-inventories were sold.
(2)Included in this amount are severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Income (Loss) to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	July 1, 2022	June 30, 2023	July 1, 2022
U.S. GAAP operating income (loss)	$(2,906)	$4,794	$24,796	$1,888	$35,261
Non-GAAP adjustments:
Amortization of intangible assets	3,960	3,966	4,655	7,926	10,004
Share-based compensation	4,277	3,637	3,509	7,914	6,406
Settlement loss (1)	—	—	—	—	3,100
Fair value adjustment to inventory from acquisitions (2)	—	—	—	—	2,492
Acquisition costs (3)	—	—	21	—	296
Other (4)	—	1,324	—	1,324	—
Non-GAAP operating income	$5,331	$13,721	$32,981	$19,052	$57,559
U.S. GAAP operating margin	(1.6)%	2.1%	7.5%	0.5%	5.7%
Non-GAAP operating margin	2.9%	6.1%	10.0%	4.6%	9.2%
(1)During the first quarter of 2022, we recorded a loss accrual of $3.1 million relating to an expected settlement of an employment-related legal matter. We expect the settlement to be finalized and paid in 2023.
(2)As part of the purchase price allocation of our acquisition of IMG, we recorded acquired-inventories at fair value, resulting in a fair value step-up. This amount represents the release of the step-up to cost of sales as acquired-inventories were sold.
(3)Included in this amount are transaction-related costs incurred in connection with our acquisition of IMG.
(4)Included in this amount are severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	July 1, 2022	June 30, 2023	July 1, 2022
U.S. GAAP net income (loss)	$(20,656)	$(5)	$21,537	$(20,661)	$29,576
Non-GAAP adjustments:
Amortization of intangible assets	3,960	3,966	4,655	7,926	10,004
Share-based compensation	4,277	3,637	3,509	7,914	6,406
Settlement loss (1)	—	—	—	—	3,100
Fair value adjustment to inventory from acquisitions (2)	—	—	—	—	2,492
Acquisition costs (3)	—	—	21	—	296
Other (4)	—	1,324	—	1,324	—
Tax adjustments related to non-GAAP adjustments (5)	2,032	2,206	(1,396)	4,238	(3,370)
Tax expense from valuation allowance (6)	11,094	—	—	11,094	—
Non-GAAP net income	$707	$11,128	$28,326	$11,835	$48,504
U.S. GAAP diluted EPS	$(0.71)	$0.00	$0.74	$(0.71)	$1.02
Non-GAAP diluted EPS	$0.02	$0.38	$0.98	$0.40	$1.68
Shares used to compute non-GAAP diluted EPS	29,492,966	29,412,185	29,042,519	29,454,500	28,948,055
(1)During the first quarter of 2022, we recorded a loss accrual of $3.1 million relating to an expected settlement of an employment-related legal matter. We expect the settlement to be finalized and paid in 2023.
(2)As part of the purchase price allocation of our acquisition of IMG, we recorded acquired-inventories at fair value, resulting in a fair value step-up. This amount represents the release of the step-up to cost of sales as acquired-inventories were sold.
(3)Included in this amount are transaction-related costs incurred in connection with our acquisition of IMG.
(4)Included in this amount are severance costs associated with our global reduction-in-force programs.
(5)Adjusts U.S. GAAP income tax expense for impact of our non-GAAP adjustments, as defined, including the impacts of excluding share-based compensation and amortization of intangible assets.
(6)During the second quarter of 2023, we recorded a valuation allowance of $11.1 million against our U.S. federal and state deferred tax assets. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including an estimate of being in a three-year cumulative loss position in the U.S. by the end of 2023, projections of future taxable income, and other quantitative and qualitative information. We believe adjusting for this discrete tax event is consistent with our non-GAAP financial results policy, which emphasizes current period operating performance and comparability with historical periods.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net cash provided by (used in) operating activities	$26,943	$(10,873)	$9,383	$16,070	$(26,895)
Capital expenditures	(4,015)	(6,819)	(10,996)	(10,834)	(14,413)
Free cash flow	$22,928	$(17,692)	$(1,613)	$5,236	$(41,308)